                                                                   Exhibit 10.79



                        RELEASE AND SEPARATION AGREEMENT


         THIS RELEASE AND SEPARATION AGREEMENT ("AGREEMENT"), by and between INSURANCE MANAGEMENT SOLUTIONS GROUP, INC., a Florida corporation, and its subsidiaries and affiliates (collectively, the "Company") whose address is 360 Central Avenue, St. Petersburg, Florida 33701, and CHRISTOPHER P. BREAKIRON ("Releasor") whose address is 2415 Pelham Road North, St. Petersburg, FL 33710, to be effective this 12th day of April, 2001 ("Effective Date").

         WHEREAS, Company employed Releasor as Vice President of the Company;
and

         WHEREAS, the Company's employment relationship with Releasor was an employment at will arrangement, and the Company has the right to terminate Releasor at any time with or without cause; and

         WHEREAS, the Company and Releasor wish to terminate the employment relationship on a reasonable basis and provide Releasor with termination benefits that will assist in Releasor's transition to another position outside of the Company; and

         WHEREAS, Releasor and Company also desire to resolve and finally settle any disputed claims, including, but not limited to, all claims arising out of Releasor's employment with Company prior to the term of this Agreement, or the termination of such employment, and to spell out the terms of this settlement.

         NOW, THEREFORE, in and for the consideration of the mutual covenants and agreements contained herein, and in further consideration of the benefits and advantages flowing from each party to the other, the receipt and sufficiency of which is hereby acknowledged, the Company and Releasor hereby covenant and agree as follows:

I.       COMPANY'S PROMISES:

         A. Company will pay Releasor a sum ("Severance Payment") of SEVENTY FOUR THOUSAND NINE HUNDRED AND NINETY NINE AND 99/100 DOLLARS ($74,999.99), less applicable taxes and all other customary withholdings. The above amount shall be paid by Company (in the ordinary course of business, through Company's payroll system) to Releasor in thirteen (13) equal bi-weekly installments of FIVE THOUSAND SEVEN HUNDRED AND SIXTY NINE AND 23/100 DOLLARS ($5,769.23) over a thirteen (13) week period ("Severance Period") beginning on the first full pay period completed following May 15, 2001 ("Separation Date"). The Company will also make additional severance payments ("Additional Severance Payments") for a period of three additional months ("Extended Severance Period") if Releasor is unable to secure comparable employment under similar terms and conditions during the Extended Severance Period. ADDITIONAL SEVERANCE PAYMENTS PAID BY COMPANY TO RELEASOR DURING THE EXTENDED SEVERANCE PERIOD SHALL TOTAL THIRTY SEVEN THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($37,500.00), LEES APPLICABLE TAXES AND ALL OTHER CUSTOMARY WITHHOLDINGS. The above amount shall be paid by Company to Releasor in six (6) equal bi-weekly installments of Five Thousand Seven Hundred and Sixty Nine and 23/100 Dollars ($5,769.23), commencing on the next regularly scheduled payroll date following payment of the final Severance Payment due in connection with the initial Severance Period, and one
                  (1) final installment of Two Thousand Eight Hundred Eighty Four and 62/100 ($2,884,62).

                  HOWEVER, UNDER NO CIRCUMSTANCES SHALL ADDITIONAL SEVERANCE BE PAID AFTER THE NINE (9) MONTH ANNIVERSARY OF THE SEPARATION DATE.

                  Releasor shall be entitled to the Severance Payments and Additional Severance Payments payable pursuant to this Agreement provided Releasor is in full and timely compliance with the material terms and conditions of this Agreement. Provided further, in the event that Releasor secures employment at any time during the Extended Severance Period, then the Company shall be entitled to a credit against its obligations to make the Additional Severance Payments during the Extended Severance Period in the amount of up to one hundred percent (100%) of base salary paid to Releasor during the Extended Severance Period by his new employer.

         B. Releasor shall be eligible to purchase continued health insurance coverage from the Company in accordance with the Company's health insurance plan guidelines and COBRA guidelines.

         C. Releasor shall not be entitled to receive any other compensation or benefits from Company, including but not limited to, any and all compensation for unpaid vacation or sick time that may have accrued during Releasor's employment with Company.

         D. The Company agrees to keep this Agreement strictly confidential. This promise includes information regarding the terms of the Agreement and any discussions among the Parties leading up to this Agreement. The Company further agrees that it will:

                  1. Not provide or disclose the Agreement and/or any information concerning this Agreement or the negotiations leading to this Agreement to anyone other than its professional representatives, such as attorneys and accountants, and, even as to such persons, only if such persons are informed of and agree to be bound by this confidentiality requirement; and

                  2. Not disparage the reputation, character or name of Releasor in any way, to any person or entity; and

                  3. Inform its officers, directors and employees of their obligations under this section; and

                  4. Provide a favorable recommendation regarding Releasor's employment history with Company to any party requesting such information.

                  This Section shall not prohibit disclosure of the terms, amount or existence of this Agreement to the extent legally necessary to enforce this Agreement or to the extent otherwise legally required.

         E. Company irrevocably and unconditionally waives, releases, and forever disclaims all real or perceived claims, demands, causes of action, obligations, liabilities, damages, losses, suits, debts, liens, contracts, agreements, promises, rights, controversies, cost, or expenses of any kind or nature, whether known or unknown, suspected or unsuspected fixed or contingent (hereinafter, collectively "claim" or "claims") against Releasor which Company is entitled or at any time prior hereto may have had against Releasor, resulting from or based on anything which has occurred prior to the Separation Date, EXCEPT (1) any claims related to Releasor's failure to pay any loans or other debts to Company or its subsidiaries, (2) any claims arising from or as a result of fraud or deceit by Releasor while employed by Company, and
                  (3) any claims as a result of any failure of performance under this Agreement.

         F. Releasor's last day of full time employment with the Company shall be April 17, 2001. Thereafter, from the period beginning on April 18, 2001 and ending on May 15, 2001, Company will employ Releasor as a consultant to perform the consulting services specified in the Consulting Agreement which is attached hereto as Exhibit "B".

II.      RELEASOR PROMISES:

         A. Releasor's employment in all capacities with the Company is hereby terminated and Releasor will execute contemporaneously with the execution of this Agreement a resignation from all offices and positions, substantially in the form of Exhibit "A" attached hereto and made a part hereof, to be effective as of April 17, 2001. Provided further, Releasor will not seek or accept any employment or any contractual or independent contractor relationship with Company or any of Company's current subsidiaries, divisions, parents or affiliates at any time hereinafter except as specifically provided for herein.

         B. Releasor hereby waives, terminates and otherwise releases any and all of Releasor's right, title and interest in and to any and all present or future options or agreements for Releasor to purchase or otherwise acquire stock in the Company and/or any of Company's subsidiaries and affiliates.

         C. Releasor irrevocably and unconditionally waives, releases and discharges Company, its current subsidiaries, divisions, parents, affiliates, predecessors, successors and assigns, and their respective principals, directors, officers, employees, agents, attorneys, and others acting in concert with the foregoing (collectively, "Released Parties") from and against any and all legal, equitable, or administrative claims, known and unknown, contingent or otherwise, that Releasor may have or believes to have against any or all such Released Parties arising on or before the Separation Date, including but not limited to, any and all claims arising from Releasor's employment with or separation from Company (except for any dispute arising out of the performance or enforcement of this Agreement) and arising from Releasor's term as an officer of Company. This release specifically includes, but is not limited to, any claims arising under the Florida Civil Rights Act, the Federal Civil Rights Act of 1866, 1871, 1964 and 1991 (respectively), the Fair Labor Standards Act, the Equal Pay Act, the Employee Retirement Income Security Act (except as to any vested retirement benefits), the Occupational Safety and Health Act, the American with Disabilities Act, the Family Medical Leave Act; any workers compensation law dealing with work related injuries or illness, any unemployment benefits law dealing with unemployment benefit claims, and all other claims (negligence, breach of contract, fraud, deceit, outrage, etc.) arising under federal, state, or local statutes, common law, or ordinances, including but not limited to the federal Age Discrimination in Employment Act. This release also includes but is not limited to a release of and from any and all claims for tortious conduct, wrongful discharge or for attorneys' fees and costs arising from or in any manner related to the activities covered by this Agreement.

         D. Releasor agrees to keep this Agreement strictly confidential, including without limitation, any and all information regarding the terms of this Agreement and any discussions and negotiations among the parties hereto regarding this Agreement. Releasor further agrees that Releasor will not:

                  1. provide or disclose any terms of this Agreement and/or any information concerning this Agreement or the negotiations involving this Agreement to anyone whomsoever; provided, however, Releasor may disclose such information to Releasor's spouse or professional representative, such as attorneys and accountants, on the specific condition that such person(s) is/are informed of and agree to be bound by this confidentiality requirement; and

                  2. disparage the reputation, character or name of Company and Company's affiliates and subsidiaries in any manner whatsoever to any person or entity.

                  This Section shall not prohibit disclosure of the terms, amount or existence of this Agreement to the extent legally necessary to enforce this Agreement or to the extent otherwise legally required. If Releasor or Releasor's counsel receives a subpoena or request to produce this Agreement or testify concerning it in any court or legal proceeding, Releasor agrees to notify Company before responding to such subpoena or request and, in the absence of any judicial order to the contrary, to afford Company an opportunity to assert any objection it may have before Releasor appears to testify or produces this document.

         E. Releasor promises never to file a charge, claim or lawsuit, asserting any claims that are released in Section II.C. or to seek or accept any relief for any such claim. Moreover, Releasor agrees that if Releasor breaks the promise contained in this Section II.C. and files a lawsuit based on legal claims Releasor has released herein, Releasor shall pay any and all costs incurred in defending the claim by any of the Released Parties, including, without limitation, reasonable attorneys' fees and expenses.

         F. Releasor represents and agrees that all Company products, customer correspondence, internal memoranda, products and designs, sales brochures, training manuals, project files, price lists, customer and vendor lists, prospectus reports, customer or vendor information, sales literature, notebooks, textbooks, existing and contemplated business and financial methods, concepts, practices, and know-how, plans, pricing, marketing and selling techniques and information, employee lists and records, customer credit ratings and credit histories, and all other like information, documents or products, including all copies, duplications, replications, and derivatives of such information, documents or products (collectively, "Confidential Information"), now in the possession of Releasor or acquired by Releasor while in the employ of Company, are and shall remain the exclusive property of Company and shall be returned to legal counsel for Company no later than the fifth (5th) day after the Separation Date (the foregoing provision being a condition precedent to Company's obligation to make any payment to Releasor hereunder). Further, Releasor will not, directly or indirectly, disclose any Confidential Information to any person or entity unless such disclosure is authorized in advance and in writing by Company and Releasor will not, directly or indirectly, use any Confidential Information in any manner whatsoever. The term Confidential Information means all information about the Company and or its customers that was provided to Releasor, whether such information is conveyed directly by the Company or otherwise. The term Confidential Information does not include information that (i) is or becomes available to the public other than as a result of disclosure by Releasor, (ii) was within Releasor's possession prior to being furnished to Releasor by the Company, provided that the source of such information was not known by Releasor to be bound by a confidentiality agreement with the Company or (iii) becomes available to Releasor on a non-confidential basis and lawfully from a source other than the Company or any of this representatives, provided that such other source is not bound by a confidentiality agreement with the Company. Notwithstanding the foregoing, this Section shall not prohibit disclosure of Confidential Information to the extent otherwise legally required.

III.     ARBITRATION OF DISPUTES:

         A. The parties agree that any dispute about the validity, interpretation, effect or alleged violations of this Agreement ("Arbitrable Dispute") between Releasor and any Release Parties, must be submitted to final and binding arbitration in Tampa, Florida before an experienced employment arbitrator licensed to practice law in Florida and selected in accordance with the Employment Dispute Rules of the American Arbitration Association. The arbitrator may not modify or change this Agreement in any way.

         B. Each party shall pay the fees of their respective attorneys, the expenses of their witnesses and any other expenses connected with the arbitration, but all other costs of the arbitration, including the fees of the arbitration, cost of any record or transcript of the arbitration, administrative fees and other fees and costs shall be paid in equal shares by Releasor and Company. The party losing the arbitration shall reimburse the party who prevailed for all expenses the prevailing party paid pursuant to the preceding two sentences.

         C. Arbitration in this manner shall be the exclusive remedy for any Arbitrable Dispute. The arbitrator's decision or award shall be fully enforceable and subject to an entry of judgment by a court of competent jurisdiction. Should Releasor or Company attempt to resolve an Arbitrable Dispute by any method other than arbitration pursuant to this Section, the responding party shall he entitled to recover from the initiating party all damages, expenses and attorneys' fees incurred as a result and the responding party shall be entitled to the return of any payments that party made under this Agreement.

         D. Notwithstanding the foregoing, a dispute relating to alleged violations of Section I.D.(1) and II.D.(1) involving the disclosure of the existence, terms or amounts of this Agreement, may be resolved through a means other than Arbitration.

IV.      RESTRICTIVE COVENANTS:

         A. Releasor hereby expressly covenants and agrees, which covenants and agreements are the essence of this Agreement, that Releasor will not, for a period of one year from the

                  Separation Date, for any reason whatsoever, directly or indirectly, on Releasor's behalf or on behalf of or in conjunction with any other person, persons, company, partnership, corporation, association, trust or joint venture, whether as an individual, partner, officer, director, employee, advisor, Releasor, agent, representative of a corporation, trustee or fiduciary:

                  1. Counsel, solicit, or attempt to induce any person employed by Company (or any of Company's affiliated or related companies), whether that employee is a full time employee, part time employee, or independent contractor, to terminate Releasor's employment with Company;

                  2. Provide goods or services to any EXISTING CUSTOMERS of Company (or any of Company's affiliated or related companies) through any entity other than Company (or party of Company's affiliated or related companies) in competition with the business of Company (or any of Company's affiliated or related companies), as such business now exists or as it may exist at the time of termination of this Agreement. For the purposes of this Agreement, the term "Existing Customers" shall mean any entity, whether a corporation, partnership, limited liability company, joint venture, association, or other business organization to which Company (or any of Company's affiliated or related companies) has, within the one (1) year immediately preceding the termination of Releasor's employment with Company:
                           (a) agreed to provide goods and services; or (b) provided goods and services.

                  The Company and Releasor agree that the restrictive covenants contained in this Section IV, or any of its sub-paragraphs, are reasonable and necessary restraint of trade and does not violate the Sherman Antitrust Act, the Florida Antitrust Act, or the common law, and that each restrictive covenant is supported by a valid business interest. The Company and Releasor also agree that the restrictive covenants contained in this Section, or any of its sub-paragraphs, are severable and separate and the illegality, invalidity, or unenforceability of any specific covenant therein shall not affect the legality, validity or enforceability of any other covenants set forth herein. These covenants on the part of Releasor shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of Releasor against the Company, whether predicated on this Agreement or otherwise shall not constitute a defense to the enforcement by the Company of said covenants.

                  Releasor agrees and hereby acknowledges that any violation by Releasor of the covenants set forth in this Section IV may cause damage to the Company, and Releasor further agrees that upon proof of the existence of such a violation of the covenants set forth in this Section, the Company will be entitled to injunctive relief against Releasor by any Court of competent jurisdiction.

V.       MISCELLANEOUS TERMS AGREED TO BY THE PARTIES:

         In exchange for the mutual promises made by the parties hereto, the parties mutually agree to the following additional terms:

         A. This Agreement, and performance under its terms, shall be governed in all respects by the law of Florida without regard to its law concerning choice of laws.

         B. By entering into this Agreement, Company and Releasor do not admit to violating any state, federal, or local laws, or to any wrongful conduct of any kind. Company and Releasor expressly deny any wrongdoing or violation of any law. This Agreement shall not be admissible as evidence of an admission of liability, wrongdoing or a violation of any law by Company (including Company's agents or employees) or Releasor in any proceeding under any federal, state or local law.

         C. This Agreement contains the entire and only agreement between Company and Releasor on any subject encompassed herein. Both parties waive any oral or written promises or assurances that are not contained in this Agreement, other than claims to vested pension benefits.

         D. The provisions of this Agreement are severable. If any part of it is found to be unenforceable, all other provisions shall remain fully valid and enforceable.

         E. This agreement shall bind Releasor's heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of all Released Parties and their respective heirs, administrators, representatives, executors, successors and assigns.

         F. All paragraph headings are for reference purposes only and are not intended to alter the meaning or interpretation of any provision.

         G. All of the rights of the Company and Releasor hereunder shall be cumulative and not alternative. A waiver or indulgence on the part of the Company or Releasor of any rights or entitlements hereunder shall not be construed as a waiver of any other rights or entitlements hereunder by either the Company or Releasor. In the event that a material breach occurs or that a material breach is alleged, the injured party shall give the breaching party written notice of their intention to terminate this Agreement. The notice shall specify the nature of the material breach and shall give the breaching party fifteen (15) days to cure such material breach. If the material breach is not cured within the time allowed, this Agreement shall automatically terminate without further notice and the injured party may pursue any and all legal remedies available.

VI.      RELEASOR'S ACKNOWLEDGMENTS AND ASSURANCES TO COMPANY:

         This Agreement is a legal document with legal consequences. Company wants to be certain that Releasor fully understands the legal effect of signing this Agreement. Releasor, therefore, makes the following assurances to Company:

         A. Releasor has read this Agreement and understands all of its provisions. Releasor has had a full twenty-one (21) days within which to consider this Agreement before executing it, or has voluntarily waived such time period to obtain the payments set forth in Section I.A.

         B. Releasor voluntarily enters into this Agreement, which is contractual in nature and contains a release of all known and unknown claims.

         C. Releasor has been given reasonable time to review this Agreement, and has consulted with Releasor's lawyer concerning the terms of this Agreement. Releasor acknowledges that Releasor is executing this Agreement freely and voluntarily, solely because Releasor has already fully and carefully considered this Agreement before signing it.

         D. Releasor has the capacity to execute this Agreement and be bound by it.

         E. Releasor understands that rights or claims by either party that may arise after the date this Agreement is executed are not waived.

PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.


RELEASOR:

/s/ Chris P. Breakiron
------------------------------------------
Chris P. Breakiron



SWORN TO AND SUBSCRIBED BEFORE ME THIS 12th DAY OF APRIL, 2001.

/s/ Gail T. Basile
------------------------------------------            [NOTARY SEAL]
Notary Public

My Commission Expires: April 12, 2004



COMPANY:

INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.

By: /s/ D. M. Howard
   ---------------------------------------
        D. M. Howard

Title:  President/CEO
      ------------------------------------

                                  Exhibit "A"

                            RESIGNATION FROM OFFICE


         I, Chris P. Breakiron, do hereby resign and any and all offices that I may hold or have held in Insurance Management Solutions Group, Inc., a Florida corporation or any of its subsidiaries or affiliates including, but not limited to, the following:

                  Insurance Management Solutions, Inc.
                  IMS Direct, Inc.
                  Geotrac of America, Inc.
                  Colonial Claims Corporation

This resignation shall be effective as of April 17, 2001.



                                          -------------------------------------
                                          Chris P. Breakiron